SEARCHLIGHT MINERALS CORP.

and

EMPIRE STOCK TRANSFER

Rights Agent

RIGHTS AGREEMENT

Dated as of August 24, 2009

TABLE OF CONTENTS

-i-

TABLE OF CONTENTS
(continued)

Exhibit A — Form of Right Certificate

Exhibit B — Summary of Common Stock Purchase Rights

-ii-

RIGHTS AGREEMENT

THIS AGREEMENT, dated as of August 24, 2009, between SEARCHLIGHT MINERALS CORP. , a Nevada corporation (the “Company”), and EMPIRE STOCK TRANSFER INC., a Nevada corporation(the “Rights Agent”).

WHEREAS, the Board of Directors of the Company has authorized and declared a dividend of one common stock purchase right (a “Right”) for each share of Common Stock (as hereinafter defined) of the Company outstanding upon the Close of Business (as hereinafter defined) on August 24, 2009 (the “Record Date”) payable upon the Close of Business on September 1, 2009 (the “Payment Date”), and has authorized and directed the issuance of one Right with respect to each share of Common Stock that shall become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date (as such terms are hereinafter defined), each Right representing the right to purchase one share of Common Stock of the Company upon the terms and subject to the conditions hereinafter set forth;

NOW, THEREFORE , in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

1.    Certain Definitions.  For purposes of this Agreement, the following terms have the meanings indicated:

(a)           “Acquiring Person” shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, without prior written approval of the Board of Directors, shall be the Beneficial Owner (as such term is hereinafter defined) of 15% or more of the Common Stock of the Company then outstanding, but does not include (i) the Company, (i) any Subsidiary (as such term is hereinafter defined) of the Company, (iii) any employee benefit plan of the Company or any Subsidiary of the Company, or (iv) any Person or entity holding Common Stock for or pursuant to the terms of any such plan, or any trustee, administrator or fiduciary of such a plan (the Persons described in clauses (i) through (iv) above are referenced herein as “Exempt Persons”) provided, however, that the term “Acquiring Person” shall not include any Grandfathered Person, unless such Grandfathered Person becomes the Beneficial Owner of a percentage of the shares of Common Stock of the Company then outstanding equal to or exceeding such Grandfathered Person’s Grandfathered Percentage.

Notwithstanding the foregoing, no Person who, at the Close of Business on the date hereof, shall be the Beneficial Owner of 15% (or in the case of a Grandfathered Person, the Grandfathered Percentage, or greater, applicable to such Grandfathered Person) or more of the shares of Common Stock of the Company then outstanding shall be deemed an “Acquiring Person”; provided, however, that if a Person is, at the Close of Business on the date hereof, the Beneficial Owner of 15% (or in the case of a Grandfathered Person, the Grandfathered Percentage, or greater, applicable to such Grandfathered Person) or more of the shares of Common Stock of the Company then outstanding and shall thereafter become the Beneficial Owner of additional shares of Common Stock of the Company at any time that the Person is or thereby becomes the Beneficial Owner of 15% (or in the case of a Grandfathered Person, the Grandfathered Percentage, or greater, applicable to such Grandfathered Person) or more of the shares of Common Stock of the Company then outstanding (other than Common Stock acquired solely as a result of corporate action of the Company not caused, directly or indirectly, by such Person), then such Person shall be deemed to be an “Acquiring Person”; and no Person shall become an “Acquiring Person” as a result of an acquisition of shares of Common Stock by the Company which, by reducing the number of shares of stock outstanding, increases the proportionate number of stock beneficially owned by such Person to 15% (or in the case of a Grandfathered Person, the Grandfathered Percentage, or greater, applicable to such Grandfathered Person) or more of the Common Stock of the Company then outstanding; provided, however, that if a Person would, but for the foregoing, become an Acquiring Person by reason of stock purchases by the Company and shall, after such stock purchases by the Company, become the Beneficial Owner of any additional Common Stock of the Company at any time that the Person is or thereby becomes the Beneficial Owner of 15% (or in the case of a Grandfathered Person, the Grandfathered Percentage, or greater, applicable to such Grandfathered Person) or more of the Common Stock of the Company then outstanding (other than Common Stock acquired solely as a result of corporate action of the Company not caused, directly or indirectly, by such Person), then such Person shall be deemed to be an “Acquiring Person.”

Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an “Acquiring Person,” as defined pursuant to the foregoing provisions of this Section 1(a), has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of shares of Common Stock so that such Person would no longer be an “Acquiring Person,” as defined pursuant to the foregoing provisions of this Section 1(a), then such Person shall not be deemed to be an “Acquiring Person” for any purposes of this Agreement.

(b)           “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), as in effect on the date of this Agreement.

(c)           A Person shall be deemed the “Beneficial Owner” of and shall be deemed to “beneficially own” any securities:

(i)           which such Person or any of such Person’s Affiliates or Associates, directly or indirectly, beneficially owns, or is deemed to beneficially own, as determined pursuant to Rule 13d-3 of the Exchange Act, as in effect on the date of this Agreement;

(ii)           which such Person or any of such Person’s Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights (other than these Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (B) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

(iii)           which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person’s Affiliates or Associates has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of, or with respect to, acquiring, holding, voting (except to the extent contemplated by the proviso to Section 1(c)(ii)(B)) or disposing of any securities of the Company; or

(iv)           which are the subject of a derivative transaction entered into by that Person to which the Company is not a party, or a derivative security not issued by the Company acquired by that Person, that: (A) gives that Person the economic equivalent of ownership of shares of Common Stock because the value of the derivative is explicitly determined by reference to the price or value of shares of Common Stock, without regard to whether (1) such derivative conveys any voting rights in Common Stock to such Person, (2) the derivative is required to be, or capable of being, settled through delivery of shares of Common Stock, or (3) such Person may have entered into other transactions that hedge the economic effect of such derivative; and (B) is reported, or required to be reported, in a filing by that Person or any of that Person’s Affiliates or Associates with the Securities and Exchange Commission pursuant to Regulation 13D-G of Regulation 14D under the Exchange Act in respect of which shares of Common Stock are the “subject security” (as that term is described in those Regulations).  The number of shares of Common Stock are deemed beneficially owned will be the notional or other number of shares of Common Stock specified in the documentation evidencing the derivative position as being subject to be acquired upon the exercise or settlement of the applicable right or as the basis upon which the value or settlement amount of such right, or the opportunity of the holder of such right to profit or share in any profit, is to be calculated in whole or in part or, if no such number of shares of Common Stock is specified in such documentation, as determined by the Board of Directors in good faith to be the number of shares of Common Stock to which the derivative position relates.

Notwithstanding anything in this definition of Beneficial Ownership to the contrary, the phrase “then outstanding,” when used with reference to a Person’s Beneficial Ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder.

(d)           “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York, New York are authorized or obligated by law or executive order to close.

(e)           “Close of Business” on any given date shall mean 5:00 p.m. Pacific Time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 p.m., Pacific Time, on the next succeeding Business Day.

(f)           “Common Stock” when used with reference to the Company shall mean the shares of common stock, $0.001 par value, of the Company, or shares having equivalent rights, privileges and preferences to common stock.  “Common Stock” when used with reference to any Person other than the Company shall mean the capital stock (or equivalent equity interest) with the greatest voting power of such other Person or, if such other Person is a Subsidiary of another Person, the Person or Persons that ultimately control such first-mentioned Person.

(g)           “Distribution Date” shall have the meaning set forth in Section 3(a) hereof.

(h)           “Final Expiration Date” shall have the meaning set forth in Section 7(a) hereof.

(i)           “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, business trust, government or political subdivision, unincorporated organization, or any other association or entity, and includes, without limitation, an unincorporated group of persons who, by formal or informal agreement, have taken any action with a common purpose, as well as any syndicate or group that may be considered a single “person” under Section 14(d)(2) of the Exchange Act.

(j)           “Purchase Price” shall have the meaning set forth in Section 7(b)  hereof.

(k)           “Redemption Date” shall have the meaning set forth in Section 7(a) hereof.

(l)           “Stock Acquisition Date” means the date of the first public announcement (which for purposes of this definition includes, without limitation, the issuance of a press release or the filing of a publicly-available report or other document with the Securities and Exchange Commission or any other governmental agency) that a Person has become an Acquiring Person, whether that public announcement is made by the Company or otherwise.

(m)           “Subsidiary” of any Person shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

(n)           “Grandfathered Percentage” shall mean, with respect to any Grandfathered Person, the percentage of the outstanding shares of Common Stock of the Company that such Grandfathered Person, together with all Affiliates and Associates of such Grandfathered Person, Beneficially Owns as of the Grandfathered Time, plus additional shares of Common Stock up to a maximum of 20%; provided, however, that, in the event any Grandfathered Person shall sell, transfer, or otherwise dispose of any outstanding shares of Common Stock after the Grandfathered Time, the Grandfathered Percentage shall, subsequent to such sale, transfer or disposition, mean, with respect to such Grandfathered Person, the lesser of (i) the Grandfathered Percentage as in effect immediately prior to such sale, transfer or disposition or (ii) the percentage of outstanding shares of Common Stock that such Grandfathered Person Beneficially Owns immediately following such sale, transfer or disposition, plus an additional 1%; provided further that in no event shall the Grandfathered Percentage exceed 20%.

(o)            “Grandfathered Person” shall mean any Person who or which, together with all Affiliates and Associates of such Person, is, as of the Grandfathered Time, the Beneficial Owner of 15% or more shares of Common Stock of the Company then outstanding.   Notwithstanding anything in this Agreement to the contrary, any Grandfathered Person who after the Grandfathered Time becomes the Beneficial Owner of less than 15% of the outstanding shares of Common Stock shall cease to be a Grandfathered Person and shall be subject to all of the provisions of this Agreement in the same manner as any Person who is not and was not a Grandfathered Person.

(p)           “Grandfathered Time” shall mean 5:00 p.m., Eastern Time, on August 24, 2009.

2.    Appointment of Rights Agent.  The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date also be the holders of the shares of Common Stock of the Company) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable.  If the Company appoints one or more co-Rights Agents, the respective duties of the Rights Agents and any co-Rights Agents will be as the Company determines.

3.    Issue of Right Certificates.

(a)           Until the earlier of (i) the Close of Business on the tenth calendar day after the Stock Acquisition Date or (ii) the Close of Business on the tenth Business Day (or such later date as may be determined by action of the Company’s Board of Directors prior to such time as any Person becomes an Acquiring Person) after the date that the commencement of a tender or exchange offer within the meaning of Rule 14d-2 of the Exchange Act or any successor rule, by any Person, other than an Exempt Person, is first published, sent or given within the meaning of Rule 14d-4 of the Exchange Act, or any successor rule, if, upon consummation thereof, that Person would be the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding (including in either case any such date which is after the date of this Agreement and prior to the Payment Date) (the earliest of (i) and (ii), the “Distribution Date,” provided, however, that if the Stock Acquisition Date or the tenth Business Day after the commencement of a tender or exchange offer, occurs before the Record Date, “Distribution Date” shall mean the Record Date); (x) the Rights will be evidenced (subject to the provisions of Section 3(b) hereof) by the certificates for shares of Common Stock of the Company registered in the names of the holders thereof (which certificates shall also be deemed to be Right Certificates) and not by separate Right Certificates, and (y) the right to receive Right Certificates will be transferable only in connection with the transfer of shares of Common Stock of the Company.  As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested, send), at the Company’s expense, by first-class, insured, postage-prepaid mail, to each record holder of shares of Common Stock of the Company as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, a Right Certificate, in substantially the form of Exhibit A hereto (a “Right Certificate”), evidencing one Right for each share of Common Stock so held.  If an adjustment in the number of Rights per share of Common Stock of the Company has been made pursuant to Section 11(a), the Company may make the necessary and appropriate rounding adjustments (in accordance with Section 14(a)) at the time of distribution of the Right Certificates, so that Right Certificates representing only whole numbers of Rights are distributed, and, if applicable, cash is paid in lieu of any fractional Rights.  After the Close of Business on the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

(b)           The Company has prepared a Summary of Rights to Purchase Common Stock, attached as Exhibit B hereto (the “Summary of Rights”), a copy of which is available free of charge from the Company. With respect to certificates for shares of Common Stock of the Company issued and outstanding prior to the Close of Business on the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates registered in the names of the holders thereof, and the registered holders of the shares of Common Stock shall also be the registered holders of the associated Rights. Until the Distribution Date (or the earlier of the Redemption Date or the Final Expiration Date), the surrender for transfer of any certificate for shares of Common Stock of the Company outstanding on the Record Date, with or without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with the shares of Common Stock represented thereby.

(c)           Certificates for shares of Common Stock of the Company that were issued and outstanding (including, without limitation, certificates for reacquired shares of Common Stock referred to in the last sentence of this Section 3(c) and certificates issued on the transfer of shares of Common Stock) after the Record Date but prior to the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date shall have impressed on, printed on, written on or otherwise affixed to them a legend in substantially the following form:

This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between Searchlight Minerals Corp., a Nevada corporation, and Empire Stock Transfer Inc., a Nevada corporation, dated as of August 24, 2009, and as such agreement may be amended and supplemented or otherwise modified from time to time (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Searchlight Minerals Corp.  Under certain circumstances set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate.  Searchlight Minerals Corp. may redeem the Rights at a redemption price of $0.001 per Right, subject to adjustment, under the terms of the Rights Agreement.  Searchlight Minerals Corp. will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor.  Under certain circumstances set forth in the Rights Agreement, such Rights issued to, or held by, an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether held by such person or any subsequent holder, shall become null and void.  The Rights are not exercisable, and are void so long as held, by a holder in any jurisdiction where the requisite qualification to the issuance to such holder, or the exercise by such holder, of the Rights in such jurisdiction has not been obtained.

With respect to such certificates containing the foregoing legend, until the Distribution Date, the Rights associated with the shares of Common Stock represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the shares of Common Stock represented thereby.  In the event that the Company purchases or acquires any shares of Common Stock after the Record Date but prior to the Distribution Date, any Rights associated with such shares of Common Stock shall be deemed cancelled and retired so that the Company shall not be entitled to exercise any Rights associated with the shares of Common Stock which are no longer outstanding.  The failure to print the foregoing legend on any certificate representing shares of Common Stock or any defect therein will not affect in any manner whatsoever the application or interpretation of Section 7(e).

4.    Form of Right Certificates.

(a)           The Right Certificates (and the forms of election to purchase Common Stock and of assignment to be printed on the reverse thereof) shall be substantially the same as Exhibit A hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage.  Subject to the provisions of Section 22 hereof, the Right Certificates shall entitle the holders thereof to purchase such number of shares of Common Stock as shall be set forth therein at the Purchase Price per share of Common Stock set forth therein, but the amount and type of securities purchasable upon exercise of each Right and such Purchase Price shall be subject to adjustment as provided herein.

(b)           Any Right Certificate issued pursuant to Section 3(a) or Section 22 that represents Rights beneficially owned by (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any Associate or Affiliate of an Acquiring Person) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding (whether or not in writing) regarding the transferred Rights, the shares of Common Stock associated with such Rights or the Company or (B) a transfer that the Board of Directors, in its sole discretion, has determined is part of a plan, arrangement or understanding that has as a primary purpose or effect the avoidance of Section 7(e); and any Right Certificate issued pursuant to Section 6, Section 11 or Section 22 upon transfer, exchange, replacement or adjustment of any other Right Certificate referred to in this sentence, will inserted following the first sentence of the existing legend on such Right Certificate the following:

The Rights represented by this Right Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or an Associate of an Acquiring Person (as those terms are defined in the Rights Agreement).  This Right Certificate and the Rights represented hereby may become null and void under certain circumstances as specified in Section 7(e) of the Rights Agreement.

The Company shall give notice to the Rights Agent promptly after it becomes aware of the existence and identity of any Acquiring Person or any Associate or Affiliate thereof.  The Company shall instruct the Rights Agent in writing of the Rights that should be so legended.  The failure to print the foregoing legend on any such Right Certificate or any defect therein will not affect in any manner whatsoever the application or interpretation of the provisions of Section 7(e).

5.    Countersignature and Registration.

(a)           The Right Certificates shall be executed on behalf of the Company by its Chief Executive Officer or President or any Vice President either manually or by facsimile signature, shall have affixed thereto the Company’s seal or a facsimile thereof, and shall be attested by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature.  The Right Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless countersigned.  In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the individual who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any individual who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such individual was not such an officer.

(b)           Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office, books for registration and transfer of the Right Certificates issued hereunder.  Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

6.    Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates.

(a)           Subject to the provisions of Section 4(b), Section 7(e), and Section 14 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the earlier of the Redemption Date or the Final Expiration Date, any Right Certificate or Right Certificates (other than Right Certificates representing Rights that have become void pursuant to Section 11(a)(ii) hereof or that have been exchanged pursuant to Section 24 hereof) may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of  shares of Common Stock as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase.  Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the principal office of the Rights Agent, with the form of assignment and certificate duly executed, at the office or offices of the Rights Agent designated for that purpose.  Neither the Rights Agent nor the Company is obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate until the registered holder has completed and signed the certificate contained in the form of assignment on the reverse side of that Right Certificate and has provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company reasonably requests.  Thereupon the Rights Agent shall, subject to Section 4(b), Section 7(e) and Section 14, countersign and deliver to the Person entitled thereto a Right Certificate or Certificates, as the case may be, as so requested.  The Company may require payment by the registered holder of a Right Certificate of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

(b)           Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company’s request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

7.    Exercise of Rights; Purchase Price; Expiration Date of Rights.

(a)           As provided herein, and subject to Section 7(e), each Right shall be exercisable to purchase one share of Common Stock, subject to further adjustment.  The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the principal office of the Rights Agent, together with payment of the Purchase Price for each share of Common Stock as to which the Rights are exercised, at or prior to the earliest of (i) the Close of Business on August 24, 2019, subject to extension (the “Final Expiration Date”), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the “Redemption Date”), and (iii) the time at which such Rights are exchanged as provided in Section 24 hereof; provided, however, that if the number of Rights exercised would entitle the holder thereof to receive any fraction of one share of Common Stock, then the holder thereof shall not be entitled to exercise such Rights unless such holder concurrently purchases from the Company (and in such event the Company shall sell to such holder), at a price in proportion to the Purchase Price, an additional fraction of a share of Common Stock which, when added to the number of shares of Common Stock to be received upon such exercise, will equal an integral number of shares of Common Stock.

(b)           The Purchase Price for each share of Common Stock pursuant to the exercise of a Right shall initially be $12.00, shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof and shall be payable in lawful money of the United States of America in accordance with Section 7(c) below.

(c)           Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for the Common Stock to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 9 hereof, as set forth below, the Rights Agent shall thereupon promptly (i) requisition from any transfer agent of the Common Stock certificates for the number of shares of Common Stock to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares of Common Stock in accordance with Section 14 hereof, (iii) after receipt of such certificates, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and (iv) when appropriate, after receipt, deliver such cash to or upon the order of the registered holder of such Right Certificate.  The payment of the Purchase Price (as such amount may be reduced pursuant to Section 11(a)(iii) hereof) shall be made by certified check, cashier’s check, bank draft or money order payable to the order of the Company, except that, if so provided by the Board of Directors of the Company, the payment of the Purchase Price following the occurrence of a Section 11(a)(ii) Event (as hereinafter defined) and until the first occurrence of a Section 13 Event (as hereinafter defined) may be made wholly or in part by delivery of a certificate or certificates (with appropriate stock powers executed in blank attached thereto) evidencing a number of shares of Common Stock of the Company equal to the then Purchase Price divided by the closing price (as determined pursuant to Section 11(d) hereof) per share of Common Stock on the Trading Day (as such term is hereinafter defined) immediately preceding the date of such exercise.  If the Company is obligated to issue other securities of the Company, pay cash and/or distribute other property pursuant to Section 11(a) hereof, the Company will make all arrangements necessary so that such other securities, cash and/or other property are available for distribution by the Rights Agent, if and when appropriate.

(d)           In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 14 hereof.

(e)           Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Section 11(a)(ii) Event or Section 13 Event, any Rights beneficially owned by (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any Associate or Affiliate of an Acquiring Person) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any Associate or Affiliate of an Acquiring Person) who becomes a transferee prior to or concurrently with the Acquiring Person becoming an Acquiring Person and receives those Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in that Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights, the shares of Common Stock associated with such Rights or the Company, or (B) a transfer that the Board of Directors, in its sole discretion, has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(e), will be null and void without any further action and no holder of such Rights will have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise.  The Company will use all reasonable efforts to ensure that the provisions of this Section 7(e) and Section 4(b) are complied with, but will have no liability to any holder of Right Certificates or other Person as a result of its failure to make any determination with respect to an Acquiring Person or any Affiliate or Associate of an Acquiring Person or any transferee of any of them hereunder.

(f)           Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to take any action with respect to a registered holder of a Right Certificate upon the occurrence of any purported transfer, assignment or exercise as set forth in this Section 7 unless such registered holder shall have (i) completed and signed the certificate following the form of assignment or election to purchase set forth on the reverse of the Right Certificate surrendered for such transfer, assignment or exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

8.    Cancellation and Destruction of Right Certificates.  All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agreement.  The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof.  The Rights Agent shall deliver all cancelled Right Certificates to the Company or shall, at the written request of the Company, destroy such cancelled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.  Subject to applicable law and regulation, the Rights Agent shall maintain in a retrievable database electronic records of all cancelled or destroyed Right Certificates which have been canceled or destroyed by the Rights Agent.  The Rights Agent shall maintain such electronic records or physical records for the time period required by applicable law and regulation.  Upon written request of the Company (and at the expense of the Company), the Rights Agent shall provide to the Company or its designee copies of such electronic records or physical records relating to Right Certificates cancelled or destroyed by the Rights Agent.

9.    Reservation and Availability of Common Stock.

(a)           The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued shares of Common Stock or any authorized and issued shares of Common Stock held in its treasury the number of shares of Common Stock that will be sufficient to permit the exercise in full of all outstanding Rights in accordance with Section 7.

(b)           So long as the shares of Common Stock issuable upon the exercise of Rights may be listed on any national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares of Common Stock reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

(c)           The Company covenants and agrees that it will take all such action as may be necessary to ensure that all shares of Common Stock delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares (except as otherwise provided by any corporation law applicable to the Company).

(d)           The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any shares of Common Stock upon the exercise of Rights.  The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right Certificates to a person other than, or the issuance or delivery of certificates for the shares of Common Stock in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or to deliver any certificates for shares of Common Stock upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company’s reasonable satisfaction that no such tax is due.

(e)           The Company shall use its best efforts to (i) file, as soon as practicable following the earliest date after the occurrence of a Section 11(a)(ii) Event on which the consideration to be delivered by the Company upon exercise of the Rights has been determined in accordance with Section 11(a)(iii), or as soon as required by law following the Distribution Date, as the case may be, a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause that registration statement to become effective as soon as practicable after such filing, and (iii) cause that registration statement to remain effective (with a prospectus that at all times meets the requirements of the Securities Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities, or (B) the Expiration Date.  The Company will also take any action that is appropriate to ensure compliance with the securities or “blue sky” laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed ninety (90) days after the date determined in accordance with the first sentence of this Section 9(e), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective.  Upon such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement when the suspension is no longer in effect, in each case with prompt written notice to the Rights Agent.  Notwithstanding any provision of this Agreement to the contrary, the Rights are not exercisable in any jurisdiction unless the requisite qualification in that jurisdiction has been obtained.

10.    Common Stock Record Date.  Each Person in whose name any certificate for shares of Common Stock is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the shares of Common Stock represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Common Stock transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Common Stock transfer books of the Company are open.  Prior to the exercise of the Right evidenced thereby, the holder of a Right Certificate is not entitled to any rights of a stockholder of the Company with respect to shares for which the Rights are exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and will not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

11.    Adjustment of Purchase Price, Number of Shares or Number of Rights.  The Purchase Price, the number of shares of Common Stock covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

(a)           (i)In the event the Company, at any time after the date of this Agreement (A) declares a dividend on the shares of Common Stock payable in Common Stock, (B) splits or subdivides the outstanding shares of Common Stock, (C) combines the outstanding shares of Common Stock into a smaller number of shares of Common Stock or (D) issues any shares of its capital stock in a reclassification of the shares of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) or Section 7(e), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Common Stock transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value, if any, of the shares of capital stock of the Company issuable upon exercise of one Right.  If an event occurs which would require an adjustment under both Section 11(a)(i) and Section 11(a)(ii), the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii).

(ii)           Subject to Sections 23 and 24, in the event any Person, alone or together with its Affiliates and Associates, shall become an Acquiring Person (a “Section 11(a)(ii) Event”), then promptly following that occurrence, proper provision shall be made so that each holder of a Right, except as provided in Section 7(e), thereafter has a right to receive, upon exercise thereof at the then current Purchase Price per full share of Common Stock in accordance with this Agreement, such number of shares of Common Stock of the Company as equals the result obtained by (x) multiplying the then current Purchase Price per full share of Common Stock by the number of shares of Common Stock for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event, whether or not such Right was then exercisable, and dividing that product by (y) 50% of the then current per share market price (as defined herein) of the shares of Common Stock (determined in accordance with Section 11(d)) on the date of the occurrence of that Section 11(a)(ii) Event (such number of shares being referred to as the “Adjustment Shares”).

(iii)           In the event that there shall not be sufficient shares of Common Stock of the Company issued but not outstanding or authorized but unissued (and not reserved for issuance for purposes other than upon exercise of the Rights) to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii), the Company shall: (A) determine the excess of (1) the value of the Adjustment Shares issuable upon the exercise of a Right (the “Current Value”) over (2) the Purchase Price (such excess, the “Spread”), and (B) with respect to each Right, make adequate provision to substitute for the Adjustment Shares, upon payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price, (3) equity securities of the Company (including, without limitation, shares, or units of shares, of preferred stock, if any, which the Board of Directors of the Company has deemed to have the same value as shares of Common Stock (such shares of preferred stock, hereinafter referred to as “common stock equivalents”)), (4) debt securities of the Company, (5) other assets or (6) any combination of the foregoing, having an aggregate value equal to the Current Value, where such aggregate value has been determined by the Board of Directors of the Company based upon the advice of a nationally recognized investment banking firm selected by the Board of Directors of the Company; provided, however, if the Company shall not have made adequate provision to substitute for the Adjustment Shares pursuant to clause (B) above within thirty (30) days following the occurrence of a Section 11(a)(ii) Event (the “Section 11(a)(ii) Trigger Date”), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of any portion of the Purchase Price, shares of Common Stock (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread.  If the Board of Directors of the Company shall determine in good faith that it is likely that sufficient additional shares of Common Stock might be authorized for issuance for exercise in full of the Rights, the thirty (30) day period set forth above may be extended to the extent necessary, but not more than ninety (90) days after the Section 11(a)(ii) Trigger Date, in order that the Company may seek stockholder approval for the authorization of such additional shares (such period, as it may be extended, the “Substitution Period”).  To the extent that the Company determines that some action need be taken pursuant to the first and/or second sentences of this Section 11(a)(iii), the Company (x) shall provide, subject to Section 7(e), that such action shall apply uniformly to all outstanding Rights, and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof.  In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect.  For purposes of this Section 11(a)(iii), the value of the Common Stock shall be the current per share market price (as determined pursuant to Section 11(d) hereof) of the Common Stock on the Section 11(a)(ii) Trigger Date and the value of any “common stock equivalent” shall be deemed to have the same value as the Common Stock on such date.

(b)           In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of shares of Common Stock entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share of Common Stock (or having a conversion price per share, if a security convertible into Common Stock) less than the then current per share market price of the shares of Common Stock (as defined in Section 11(d)) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value, if any, of the shares of capital stock of the Company issuable upon exercise of one Right.  In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent.  Shares of Common Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation.  Such adjustment shall be made successively whenever such a record date is fixed.  In the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

(c)           In case the Company shall fix a record date for the making of a distribution to all holders of the Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in shares of Common Stock) or subscription rights or warrants (excluding those referred to in Section 11(b)), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then current per share market price of the shares of Common Stock (as defined in Section 11(d)) on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one share of Common Stock and the denominator of which shall be such current per share market price of the Common Stock; provided, however, in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value, if any, of the shares of capital stock of the Company to be issued upon exercise of one Right.  Such adjustments shall be made successively whenever such a record date is fixed. In the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

(d)           For the purpose of any computation hereunder, the “current per share market price” of the shares of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of Common Stock for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that in the event that the current per share market price of the shares of Common Stock is determined during a period following the announcement by the issuer of such Common Stock of (i) a dividend or distribution on such shares of Common Stock payable in shares of Common Stock or securities convertible into Common Stock, or (ii) any subdivision, combination or reclassification of Common Stock and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per share market price shall be appropriately adjusted to reflect the current market price per share of Common Stock.  The closing price for each Trading Day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the OTC Bulletin Board or such other system then in use.  If a security is not publicly held or not so listed or traded or quoted by any such organization, the current per share market price shall mean the fair value per share of stock per other unit of such security, determined reasonably and with utmost good faith to the holders of the Rights by the Board of Directors, but if at the time of such determination there is an Acquiring Person, the current per share market price of such security on such date shall be determined by a nationally recognized investment banking firm selected by the Board of Directors, which determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights.  The term “Trading Day” shall mean a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business or, if the Common Stock is not listed or admitted to trading on any national securities exchange, a Business Day.

(e)           No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a share as the case may be, or to such other figure as the Board of Directors considers appropriate.  Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment or (ii) the date of the expiration of the right to exercise any Rights.

(f)           If, as a result of an adjustment made pursuant to Section 11(a), the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Common Stock, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Common Stock contained in Sections 11(a) through (c), inclusive, and the provisions of Sections 7, 9, 10, 13 and 14 with respect to the Common Stock shall apply on like terms to any such other shares.

(g)           All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of shares of Common Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(h)           Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of shares of Common Stock (calculated to the nearest ten-thousandth of a share of Common Stock) obtained by (i) multiplying (x) the number of shares of Common Stock covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

(i)           The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of shares of Common Stock purchasable upon the exercise of a Right.  Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of shares of Common Stock for which a Right was exercisable immediately prior to such adjustment.  Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price.  The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made.  This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement.  If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

(j)           Irrespective of any adjustment or change in the Purchase Price or the number of shares of Common Stock issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of shares of Common Stock which were expressed in the initial Right Certificates issued hereunder.

(k)           Before taking any action that would cause an adjustment reducing the Purchase Price below the par value, if any, of the shares of Common Stock issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable (except as otherwise provided by any corporation law applicable to the Company) shares of Common Stock at such adjusted Purchase Price.

(l)           In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date of the Common Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of shares of Common Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares upon the occurrence of the event requiring such adjustment.

(m)           Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its good faith judgment, a majority of the Board of Directors shall determine to be advisable in order that any consolidation or subdivision of the Common Stock, issuance wholly for cash of any shares of Common Stock at less than the current market price, issuance wholly for cash of shares of Common Stock or securities which by their terms are convertible into or exchangeable for shares of Common Stock, dividends on shares of Common Stock payable in shares of Common Stock or issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Company to holders of the Common Stock, shall not be taxable to such stockholder.

(n)           The Company covenants and agrees that it shall not, at any time after the earlier of the Distribution Date or the Stock Acquisition Date and so long as the rights have not been redeemed pursuant to Section 23 or exchanged pursuant to Section 24, (i) consolidate with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), (ii) merge with or into any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction, or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o) hereof) or (iv) consummate a share exchange with any other Person, if (A) at the time of or immediately after such consolidation, merger, sale or share exchange there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights, (B) prior to, simultaneously with or immediately after such consolidation, merger, sale or share exchange the stockholders of the Person who constitute, or would constitute, the “Principal Party” for purposes of Section 13(b) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates or (C) the form or nature of organization of the Principal Party would preclude or limit the exercisability of the Rights.

(o)           The Company covenants and agrees that, after the Distribution Date, it will not, except as permitted by Section 23, Section 24 or Section 27 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

12.          Certificate of Adjusted Purchase Price or Number of Shares.  Whenever an adjustment is made as provided in Sections 11 and 13 hereof, the Company shall promptly (a) prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment, (b) file with the Rights Agent and with each transfer agent for the shares of Common Stock a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 25 hereof.

13.          Consolidation, Merger, Share Exchange or Sale or Transfer of Assets or Earning Power.

(a)           In the event that, following the Stock Acquisition Date, directly or indirectly and without prior written approval of the Board of Directors of the Company, (x) the Company shall consolidate with, or merge with and into, any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), and the Company shall not be the continuing or surviving corporation of such consolidation or merger; (y) any Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(o) hereof) shall consolidate with, or merge with or into, the Company, and the Company shall be the continuing or surviving corporation of such consolidation or merger, or any Person or Persons (other than a Subsidiary of the Company in a transaction that complies with Section 11(o) hereof) shall consummate a share exchange with the Company, and, in connection with such consolidation, merger or share exchange, all or part of the outstanding shares of Common Stock of the Company shall be changed into or exchanged for stock or other securities of any other Person (or the Company) or cash or any other property; or (z) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one transaction or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons (other than the Company or any Subsidiary of the Company in one or more transactions each of which complies with Section 11(o) hereof), then in each such case proper provision shall be made so that: (i) each holder of a Right (except as otherwise provided in Section 7(e)) shall thereafter have the right to receive, upon the exercise thereof at a price equal to the then current Purchase Price per full share of Common Stock, (or, if a Section 11(a)(ii) Event has occurred prior to the first occurrence of any of the events described in clauses (x), (y) or (z) above (a “Section 13 Event”), the Purchase Price per full share of Common Stock in effect immediately prior to the first occurrence of a Section 11(a)(ii) Event), in accordance with the terms of this Agreement, such number of validly authorized and issued, fully paid, nonassessable (except as otherwise required by any corporation law applicable to the Principal Party (as such term is hereinafter defined)) and freely tradeable shares of Common Stock of the Principal Party, not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall be equal to the result obtained by (1) multiplying the then current Purchase Price per full share of Common Stock by the number of shares of Common Stock for which a Right is exercisable immediately prior to the first occurrence of a Section 13 Event, whether or not such Right was then exercisable (or, if a Section 11(a)(ii) Event has occurred prior to the first occurrence of a Section 13 Event, multiplying the number of such shares for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event, whether or not such Right was then exercisable, by the Purchase Price per full share of Common Stock in effect immediately prior to such first occurrence), and dividing that product (which, following the first occurrence of a Section 13 Event, shall be referred to as the “Purchase Price” for each Right and for all purposes of this Agreement) by (2) 50% of the current per share market price (determined pursuant to Section 11(d) hereof) of Common Stock of such Principal Party on the date of consummation of such Section 13 Event; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term “Company” shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall apply only to such Principal Party following the first occurrence of a Section 13 Event; (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of its shares of Common Stock) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its shares of Common Stock thereafter deliverable upon the exercise of the Rights; and (v) the provisions of Section 11(a)(ii) hereof shall be of no effect following the first occurrence of any Section 13 Event.  The Rights Agent will be fully protected in relying on any such certificate and on any adjustment contained therein and will not be considered to have knowledge of any such adjustment unless and until it has received such certificate.

(b)           Principal Party” shall mean:

(i)           in the case of any transaction described in clause (x) or (y) of the first sentence of Section 13(a), the Person that is the issuer of any securities into which shares of Common Stock of the Company are converted in such merger, consolidation or share exchange, or, if there is more than one such issuer, the issuer of Common Stock that has the highest aggregate current per share market price (determined pursuant to Section 11(d)), and if no securities are so issued, (A) the Person that is the other party to the merger, consolidation or share exchange and that survives such merger or consolidation, or, if there is more than one such Person, the Person the shares of Common Stock of which have the highest aggregate current per share market price of shares outstanding or (B) if the Person that is the other party to the merger or consolidation does not survive the merger or consolidation, the Person that does survive the merger or consolidation (including the Company if it survives); and

(ii)          in the case of any transaction described in clause (z) of the first sentence of Section 13(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions; provided, however, that in any such case, (1) if the shares of Common Stock of such Person are not at such time and have not been continuously over the preceding twelve (12) month-period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the shares of Common Stock of which are and have been so registered, “Principal Party” shall refer to such other Person; and (2) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the shares of Common Stock of two or more of which are and have been so registered, “Principal Party” shall refer to whichever of such Persons is the issuer of the shares of Common Stock having the greatest aggregate market value.

(c)           The Company shall not consummate any such consolidation, merger, share exchange, sale or transfer unless the Principal Party shall have a sufficient number of authorized shares of Common Stock which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in Sections 13(a) and (b) and further providing that, as soon as practicable after the date of any consolidation, merger, share exchange or sale of assets mentioned in Section 13(a), the Principal Party will:

(i)           prepare and file a registration statement under the Securities Act, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Final Expiration Date;

(ii)          qualify or register the Rights and the securities purchasable upon exercise of the Rights under the blue sky laws of such jurisdictions as may be necessary or appropriate; and

(iii)         deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

(d)           If the Principal Party which is to be a party to a transaction referred to in this Section 13 has a provision in any of its authorized securities or in its certificate of incorporation or bylaws or other instrument governing its corporate affairs, which provision would have the effect of (i) causing such Principal Party to issue (other than to holders of Rights pursuant to this Section 13), in connection with, or as a consequence of, the consummation of a transaction referred to in this Section 13, Shares of Common Stock of such Principal Party at less than the then current per share market price (determined pursuant to Section 11(d)) or securities exercisable for, or convertible into, shares of Common Stock of such Principal Party at less than such the then current per share market price, or (ii) providing for any special payment, tax or similar provisions in connection with the issuance of the shares of Common Stock of such Principal Party pursuant to the provisions of this Section 13, then, in such event, the Company shall not consummate any such transaction unless prior thereto the Company and such Principal Party have executed and delivered to the Rights Agent a supplemental agreement providing that that provision of such Principal Party has been canceled, waived or amended, or that the authorized securities will be redeemed, so that that provision will have no effect in connection with, or as a consequence of, the consummation of the proposed transaction.

The provisions of this Section 13 shall similarly apply to successive mergers, consolidations, share exchanges, sales or other transfers.  In the event that a Section 13 Event shall occur at any time after the occurrence of a Section 11(a)(ii) Event, the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13.

14.          Fractional Rights and Fractional Shares.

(a)           The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights.  If the Company elects not to issue such fractional Rights, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right, or the number of Rights to be issued shall be rounded up to the nearest whole number, in the Company’s sole discretion.  For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable.  The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the OTC Bulletin Board or such other system then in use.  If the Rights are not publicly held or not so listed or traded or quoted by any such organization, the current market value of a Right shall be determined reasonably and with utmost good faith to the holders of the Rights by the Board of Directors, but if at the time of such determination there is an Acquiring Person, the current market value of the Right on such date shall be determined by a nationally recognized investment banking firm selected by the Board of Directors, which determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights.

(b)           The Company shall not be required to issue fractions of shares of Common Stock upon exercise of the Rights or to distribute certificates which evidence fractional  shares of Common Stock.  In lieu of fractional shares of Common Stock, the Company shall pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current per share market price of one share of Common Stock, or the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number, in the Company’s sole discretion.  Any exercise of Rights that would entitle the holder thereof to receive any fraction of a share of Common Stock shall be governed by Section 7(a) hereof.  For purposes of this Section 14(b), the current per share market price of a share of Common Stock shall be the closing price of the Common Stock (as determined pursuant to the second sentence of Section 11(d) hereof) for the Trading Day immediately prior to the date of such exercise.

(c)           The holder of a Right by the acceptance of the Right expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right (except as provided above).

15.          Rights of Action.  All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under Sections 18 and 20 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Stock), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement.  Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement.

16.          Agreement of Right Holders.  Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

(a)           prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Stock;

(b)           after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer;

(c)           the Company and the Rights Agent may deem and treat the person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary; and

(d)           notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court or competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company must use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

17.          Right Certificate Holder Not Deemed a Stockholder.  No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or other distributions or be deemed for any purpose the holder of the Common Stock or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

18.          Concerning the Rights Agent.

(a)           The Company agrees to pay to the Rights Agent such compensation as is agreed to in writing between the Company and the Rights Agent for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder.  The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises.  This Section 18(a) will survive the expiration of the Rights and the termination of this Agreement.

(b)           The Rights Agent shall be protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with, its administration of this Agreement in reliance upon any Right Certificate or certificate for the Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons, or otherwise upon the advice of counsel as set forth in Section 20 hereof.

19.          Merger or Consolidation or Change of Name of Rights Agent.

(a)           Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the stock transfer or corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof.  In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

(b)           In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

20.          Duties of Rights Agent.  The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

(a)           The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

(b)           Whenever in the performance of its duties under this Agreement the Rights Agent considers it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder (including, without limitation, the identity of any Acquiring Person and the determination of the then current per share market price), such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chief Executive Officer or the President or any Vice President and by the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

(c)           The Rights Agent shall be liable hereunder to the Company and any other Person only for its own negligence, bad faith or willful misconduct.

(d)           The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

(e)           The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due authorization, execution and delivery hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 11(a)(ii) hereof) or any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Section 3, 11, 13, 23 or 24, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice that such change or adjustment is required); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock or other securities to be issued pursuant to this Agreement or any Right Certificate or as to whether any shares of Common Stock or other securities will, when issued, be validly authorized and issued, fully paid and nonassessable.

(f)           The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

(g)           The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chief Executive Officer, the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such officer.

(h)           The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in, or act as the transfer agent for, any of the Rights, Common Stock, other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement.  Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

(i)           The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

(j)           If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause (1) or clause (2) thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

21.          Change of Rights Agent.  The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days’ notice in writing mailed to the Company and to each transfer agent of the Common Stock by registered or certified mail, and, if separate Right Certificates have been issued as of the date of such notice as contemplated by Section 3, to the holders of the Right Certificates by first-class mail.  The Company may remove the Rights Agent or any successor Rights Agent upon 30 days’ notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock by registered or certified mail, and, if separate Right Certificates have been issued as of the date of such notice as contemplated by Section 3, to the holders of the Right Certificates by first-class mail.  If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent.  If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent.  Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or of any state of the United States so long as such corporation is authorized to do business in the State of Nevada, is in good standing, is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose.  Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock, and, if separate Right Certificates have been issued as of the date of such notice as contemplated by Section 3, mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

22.          Issuance of New Right Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement.  In addition, in connection with the issuance or sale of Common Stock following the Distribution Date and prior to the redemption or expiration of the Rights, the Company (a) shall, with respect to Common Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities hereafter issued by the Company, and (b) may, in any other case, if considered necessary or appropriate by the Board of Directors, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale; however, (i) no such Right Certificate will be issued if, and to the extent that, the Company will be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the person to whom such Right Certificate would be issued, and (ii) no such Right Certificate will be issued if, and to the extent that, appropriate adjustments otherwise have been made in lieu of the issuance thereof.

23.          Redemption.

(a)           The Rights may be redeemed by action of the Board of Directors pursuant to Section 23(b) and shall not be redeemed in any other manner.

(b)           The Board of Directors of the Company may, at its option, at any time prior to the earlier of (x) such time as any Person becomes an Acquiring Person, or (y) the Close of Business on the Final Expiration Date, redeem all but not less than all the then outstanding Rights at a redemption price of $0.001 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the “Redemption Price”). The redemption of the Rights by the Board of Directors may be made effective at such time on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable after the first occurrence of a Section 11(a)(ii) Event until such time as the Company’s right of redemption hereunder has expired.

(c)           Immediately upon the effectiveness of the action of the Board of Directors of the Company ordering the redemption of the Rights pursuant to Section 23(b), and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price.  The Company shall promptly give public notice of any such redemption; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Within 10 days after the effectiveness of the action of the Board of Directors ordering the redemption of the Rights pursuant to Section 23(b), the Company shall mail a notice of redemption to all the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock.  Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.  Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.  Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 or in Section 24 hereof, and other than in connection with the purchase of Common Stock prior to the Distribution Date.

(d)           The Company may, at its option, pay the Redemption Price in cash, Common Stock (based on the current per share market price of the Common Stock as of the time of redemption) or any other form of consideration considered appropriate by the Board of Directors.

24.          Exchange.

(a)           The Board of Directors of the Company may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 7(e) hereof) for Common Stock of the Company at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the “Exchange Ratio”).  Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any such Subsidiary, any entity holding Common Stock for or pursuant to the terms of any such plan, or any trustee, administrator or fiduciary of such a plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Common Stock of the Company then outstanding.

(b)           Immediately upon the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to Section 24(a) and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio.  The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent.  Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.  Each such notice of exchange will state the method by which the exchange of the Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged.  Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 7(e) hereof) held by each holder of Rights.

(c)           In any exchange pursuant to this Section 24, the Company, at its option, may substitute common stock equivalents (as such term is defined in Section 11(a)(iii) hereof) for some or all of the shares of Common Stock exchangeable for Rights.

(d)           In the event that there shall not be sufficient shares of Common Stock or common stock equivalents issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional shares of Common Stock or common stock equivalents for issuance upon exchange of the Rights.

(e)           The Company shall not be required to issue fractions of shares of Common Stock or to distribute certificates which evidence fractional shares of Common Stock.  In lieu of fractional shares of Common Stock, the Company shall pay to the registered holders of Right Certificates with regard to which such fractional shares of Common Stock would otherwise be issued, an amount in cash equal to the same fraction of the current per share market price of a whole share of Common Stock, or the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number, in the Company’s sole discretion.  For the purposes of this Section 24(e), the current per share market price of a whole share of Common Stock shall be the closing price of a share of Common Stock (as determined pursuant to the second sentence of Section 11(d) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

25.          Notice of Certain Events.

(a)           In case the Company shall propose, after the Distribution Date, (i) to pay any dividend payable in stock of any class to the holders of Common Stock or to make any other distribution to the holders of Common Stock (other than a regular quarterly cash dividend), (ii) to offer to the holders of Common Stock rights or warrants to subscribe for or to purchase any additional shares of Common Stock or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of Common Stock (other than a reclassification involving only the subdivision of outstanding shares of Common Stock), (iv) to effect any consolidation or merger into or with (other than a merger of a Subsidiary into or with the Company), to effect any share exchange with or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person, or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, share exchange, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Common Stock if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 10 days prior to the record date for determining holders of Common Stock for purposes of such action, and in the case of any such other action, at least 10 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Stock, whichever shall be the earlier.  No notice shall be required pursuant to this Section 25 if any Subsidiary of the Company effects a consolidation or merger with or into, or effects a sale or other transfer of assets or earnings power to, any other Subsidiary of the Company in a manner not inconsistent with the provisions of this Agreement.

(b)           In case any of Section 11(a)(ii) Event or Section 13 Event shall occur, then, in any such case, (i) the Company shall as soon as practicable thereafter give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of the occurrence of such event, which notice shall include a brief summary of the Section 11(a)(ii) Event or Section 13 Event, as the case may be, and the consequences thereof to holders of Rights.

26.          Notices.

(a)           Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

Searchlight Minerals Corp.
#120-2441 West Horizon Ridge Pkwy.
Henderson, Nevada 89052
Attention: Carl Ager
Telephone No.:  (702) 939-5247
Facsimile No.:  (702) 939-5249

(b)           Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

Empire Stock Transfer Inc.
2470 Saint Rose Pkwy, Suite 304
Henderson, NV 89074
Telephone No.: (702) 818-5898
Facsimile No.: (702) 974-1444

(c)           Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

27.           Supplements and Amendments. Prior to the Distribution Date, the Company may and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of certificates representing shares of Common Stock of the Company.  From and after the Distribution Date, the Company and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Right Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, (iii) to shorten or lengthen any time period hereunder, or (iv) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Right Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person); provided, that from and after the Distribution Date, this Agreement may not be supplemented or amended to lengthen, pursuant to clause (iii) of this sentence, (A) a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable, or (B) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights.  Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment.  Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Stock of the Company.

28.           Determinations and Actions by the Board of Directors.  For all purposes of this Agreement, any calculation of the number of shares of Common Stock of the Company outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the Exchange Act.  The Board of Directors of the Company shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board of Directors or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (a) interpret the provisions of this Agreement, and (b) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend the Agreement and any determination as to whether actions or any Person shall be such as to cause such Person to beneficially own shares held by another Person).  All such actions, calculations, interpretations and determinations (including, for purposes of clause (ii) below, all omissions with respect to the foregoing) which are done or made by the Board of Directors of the Company in good faith, shall (i) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (ii) not subject the Board of Directors of the Company to any liability to the holders of the Rights or to any other person.

29.           Three Year Independent Director Evaluation.  A committee of the Company’s Board of Directors shall review this Rights Agreement in order to consider whether the maintenance of this Rights Agreement continues to be in the best interests of the Company and its stockholders. Such committee shall conduct such review periodically when, as and in such manner as the committee deems appropriate, after giving due regard to all relevant circumstances; provided, however, that the committee shall take such action at least every three years following the date hereof.  Following each such review, such committee will report its conclusions to the full Board of Directors, including any recommendation in light thereof as to whether this Rights Agreement should be modified or the Rights should be redeemed.  Such committee shall be comprised only of directors of the Company who shall have been determined by the Company’s Board of Directors to be independent under NASDAQ listing standards, or, if the Common Stock is listed on another national exchange, such national exchange’s listing standards. Such committee is authorized to retain such legal counsel, financial advisors and other advisors as the committee deems appropriate in order to assist the committee in carrying out its foregoing responsibilities under this Rights Agreement.  Such committee shall initially be the Audit Committee of the Company’s Board of Directors, provided that the Board of Directors may, at its discretion, delegate this review to another committee of independent directors pursuant to this provision.

30.           Successors.  All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

31.           Benefits of this Agreement.  Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Stock of the Company) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Stock of the Company).

32.           Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement will remain in full force and effect and will in no way be affected, impaired or invalidated; but notwithstanding anything in this Agreement to the contrary, if any term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board of Directors determines in its good faith judgment that severing the invalid language from the Agreement would adversely affect the purpose or effect of the Agreement, the right of redemption set forth in Section 23 will be reinstated and will not expire until the Close of Business on the tenth day following the date of that determination by the Board of Directors.

33.           Governing Law.  This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Nevada and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

34.         Counterparts.  This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

35.         Descriptive Headings.  Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

36.         Interpretation; Absence of Presumption.

(a)           For the purposes hereof, (i) words in the singular include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (ii) the terms “hereof,” “herein,” and “herewith” and words of similar import, unless otherwise stated, refer to this Agreement as a whole (including all of the exhibits hereto) and not to any particular provision of this Agreement, and section, paragraph, and exhibit references are to the sections, paragraphs and exhibits in and to this Agreement unless otherwise specified, (iii)  the word “including” and words of similar import when used in this Agreement mean “including, without limitation,” unless otherwise specified, and (iv) the word “or” shall not be exclusive, but means “and/or.”

(b)           This Agreement will be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested, all as of the day and year first above written.

SEARCHLIGHT MINERALS CORP.

/s/ Ian R. McNeil
By: Ian R. McNeil
Title: President

EMPIRE STOCK TRANSFER INC.

/s/ Patrick Molcros
By: Patrick Molcros
Title: President

EXHIBIT A

[Form of Right Certificate]

Certificate No. R-	_______ Rights

NOT EXERCISABLE AFTER AUGUST 24, 2019 (SUBJECT TO EXTENSION) OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $0.001 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT.

Right Certificate

SEARCHLIGHT MINERALS CORP.

This certifies that ________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of August 24, 2009, and as such agreement may be amended (the “Rights Agreement”), between Searchlight Minerals Corp., a Nevada corporation (the “Company”), and Empire Stock Transfer Inc., a Nevada corporation (the “Rights Agent”), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M., Henderson, Nevada time, on August 24, 2019 subject to extension, at the principal office of the Rights Agent, or at the office of its successor as Rights Agent, one fully paid nonassessable (except as otherwise provided by any corporation law applicable to the Company) share of common stock, $0.001  par value (“Common Stock”), of the Company at a purchase price of $12.00 per share of Common Stock (the “Purchase Price”) upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of share of Common Stock which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of _________, 20__, based on the shares of Common Stock as constituted at such date.  As provided in the Rights Agreement, the Purchase Price and the number of shares of Common Stock which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the above-mentioned offices of the Rights Agent.

This Right Certificate, with or without other Right Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of Common Stock as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase.  If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at a redemption price of $0.001 per Right.  The Board of Directors of the Company may, at its option, at any time after any Person becomes an Acquiring Person, but prior to such Person’s acquisition of 50% or more of the outstanding shares of Common Stock, exchange the Rights evidenced by this Certificate for Common Stock, at an exchange ratio of one share of Common Stock per Right, subject to adjustment, as provided in the Rights Agreement.

No fractional shares of Common Stock will be issued upon the exercise of any Right or Rights evidenced hereby.  In lieu thereof a cash payment may be made, or the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number, in the Company’s sole discretion, as provided in the Rights Agreement.   No Rights may be exercised that would entitle the holder to any fraction of a share of Common Stock unless concurrently therewith such holder purchases an additional fraction of a share of Common Stock which, when added to the number of share of Common Stock to be received upon such exercise, equals an integral number of shares of Common Stock, as provided in the Rights Agreement.

No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Common Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

WITNESS the facsimile signature of the proper officers of the Company. Dated as of ____________, ____.

SEARCHLIGHT MINERALS CORP.

___________________________________	Attest:_______________________________
By:________________________________	By:_________________________________
Title:_______________________________	Title:________________________________

Countersigned:
By:
Authorized Signature

[Form of Reverse Side of Right Certificate]

FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the Right Certificate.)

FOR VALUE RECEIVED _______________________________ hereby sells, assigns and transfers unto
___________________________________________________________
(Please print name and address of transferee)
_____________________________________________________________ this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ___________________ Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated: ____________, ____

Signature

Signature Medallion Guaranteed:

Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the Financial Industry Regulatory Authority, or a commercial bank or trust company having an office or correspondent in the United States.

The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

Signature

[Form of Reverse Side of Right Certificate — continued]

FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to
exercise the Right Certificate.)

To SEARCHLIGHT MINERALS CORP.:

The undersigned hereby irrevocably elects to exercise __________________ Rights represented by this Right Certificate to purchase the shares of Common Stock issuable upon the exercise of such Rights and requests that certificates for such shares of Common Stock be issued in the name of:

Please insert social security
or other identifying number

(Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number

(Please print name and address)

Dated: ____________, ____

Signature

Signature Medallion Guaranteed:

Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the Financial Industry Regulatory Authority, or a commercial bank or trust company having an office or correspondent in the United States.

[Form of Reverse Side of Right Certificate — continued]

The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

Signature

NOTICE

The signature in the foregoing Forms of Assignment and Election must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.

CERTIFICATE
(Applicable to Form of Assignment)

The undersigned hereby certifies by checking the appropriate boxes that:

(1)           the Rights evidenced by this Right Certificate  [    ] are [    ] are not being sold, assigned or transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Person (as such terms are defined in the Rights Agreement); and

(2)           after due inquiry and to the best knowledge of the undersigned, the undersigned [    ] did [    ] did not directly or indirectly acquire the Rights evidenced by this Right Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of any such Person.

Dated:______________,___
Signature

Signature Guaranteed:

Signatures must be guaranteed by an “Eligible Guarantor Institution” (with membership in an approved medallion signature guarantee program) as defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended.

NOTICE

The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

EXHIBIT B

SEARCHLIGHT MINERALS CORP.

SUMMARY OF COMMON STOCK PURCHASE RIGHTS

On August 24, 2009, Searchlight Minerals Corp., a Nevada corporation (the “Company”), entered into a Rights Agreement (“Rights Agreement”) with Empire Stock Transfer Inc., a Nevada corporation, as Rights Agent (the “Rights Agent”), dated August 24, 2009.  A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A.  A copy of the Rights Agreement, including Exhibit A thereto, is available free of charge from the Company.  This summary description of the Rights (as defined below) does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.

Rights Dividend

In connection with the Rights Agreement, the Board of Directors of the Company declared a dividend of one common stock purchase right (a “Right”) for each outstanding share of common stock of the Company, $0.001 par value (the “Common Stock”).  The dividend is payable on September 1, 2009 to the stockholders of record as of the close of business on August 24, 2009 (the “Record Date”).  Each Right entitles the registered holder to purchase from the Company one share of Common Stock at a price of $12.00, subject to adjustment (the “Purchase Price”).  The description and terms of the Rights are set forth in the Rights Agreement.

Distribution Date

Initially, the Rights are not exercisable and are attached to and trade with the Common Stock outstanding as of, and all shares of Common Stock issued after, the Record Date.  The Rights will separate from the Common Stock and become exercisable upon the earlier to occur of: (i) the close of business on the 10th calendar day following a public announcement that a person or group of affiliated or associated persons (other than the Company, a subsidiary of the Company or an employee benefit plan of the Company or a subsidiary) has acquired beneficial ownership of 15% or more of the outstanding shares of Common Stock (an “Acquiring Person”) (the date of that announcement, the “Stock Acquisition Date”) or (ii) 10 business days (or such later date as may be determined by action of the Company’s Board of Directors prior to such time as any person becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group (other than the Company, a subsidiary of the Company or an employee benefit plan of the Company or a subsidiary) of 15% or more of such outstanding shares of Common Stock (the earlier of (i) and (ii) the “Distribution Date”).

The Rights Agreement exempts from the definition of Acquiring Person any person who the Board of Directors determines acquired in excess of 15% of the Common Stock inadvertently, if that person promptly divests itself of enough Common Stock to reduce the number of shares beneficially owned by that person to below the 15% threshold.

Until the Distribution Date the Rights will be evidenced, with respect to any of the Common Stock certificates outstanding as of the Record Date, by such Common Stock certificates, and (i) the Rights will be transferred with and only with such Common Stock certificates, (ii) new Common Stock Certificates issued after the Record Date will include a notation incorporating the Rights Agreement by reference, and (iii) the surrender for transfer of any certificates for shares of Common Stock, even without such notation, will also constitute the transfer of the Rights associated with the shares of Common Stock represented by such certificate.  As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Stock as of the Close of Business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

Expiration Date

The Rights are not exercisable until the Distribution Date.  The Rights will expire on August 24, 2019 (the “Final Expiration Date”), subject to extension, unless the Rights are earlier redeemed or exchanged by the Company, in each case as described below.

Adjustments

The Purchase Price payable, and the number of shares of Common Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the shares of Common Stock, (ii) upon the grant to holders of the Common Stock of certain rights or warrants to subscribe for or purchase Common Stock at a price, or securities convertible into Common Stock with a conversion price, less than the then current market price of the Common Stock or (iii) upon the distribution to holders of the Common Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends or dividends payable in shares of Common Stock) or of subscription rights or warrants (other than those referred to above).

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price.  No fractional shares of Common Stock will be issued.  In lieu of fractional shares of Common Stock, an adjustment in cash will be made based on the market price of the Common Stock on the last trading day prior to the date of exercise or the number of shares of Common Stock to be issued will be rounded up to the nearest whole number, in the Company’s sole discretion.  No Rights may be exercised that would entitle the holder thereof to any fractional shares of Common Stock unless concurrently therewith such holder purchases an additional fraction of a share of Common Stock which when added to the number of shares of Common Stock to be received upon such exercise, equals an integral number of shares of Common Stock.

Section 11 and Section 13 Triggering Events

In the event that any person becomes an Acquiring Person (a “Section 11(a)(ii) Event”), each holder of a Right (except as otherwise provided in the Rights Agreement) will thereafter have the right to receive upon exercise that number of shares of Common Stock (or, in certain circumstances cash, property or other securities of the Company or a reduction in the Purchase Price) having a current per share market price of approximately two times the then current Purchase Price.  Notwithstanding any of the foregoing, following the occurrence of a Section 11(a)(ii) Event all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, or subsequently become beneficially owned by an Acquiring Person, related persons and transferees will be null and void. The current per share market price of the shares of Common Stock on any date will be deemed to be the average of the daily closing prices per share of Common Stock for the 30 consecutive trading days immediately prior to such date.

In the event that, at any time following the Stock Acquisition Date, (i) the Company consolidates with, or merges with and into, any Acquiring Person or any associate or affiliate thereof, and the Company is not the continuing or surviving corporation, (ii) any Acquiring Person or any associate or affiliate thereof consolidates with the Company, or merges with and into the Company and the Company is the continuing or surviving corporation or such merger and, in connection with such merger, all or part of the shares of Common Stock are changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (iii) 50% or more of the Company’s assets or earning power is sold, mortgaged or otherwise transferred (the events described in clauses (i), (ii) and (iii) are herein referred to as “Section 13 Events”), then each holder of a Right will thereafter have the right to receive, upon exercise, Common Stock of the acquiring company having a current per share market price equal to approximately two times the Purchase Price of the Right.

Each holder of a Right will continue to have the Right to exercise upon a Section 13 Event whether or not that holder has exercised upon a Section 11(a)(ii) Event, but rights that are or were beneficially owned by an Acquiring Person may (under certain circumstances specified in the Rights Agreement ) become null and void.

Until a Right is exercised, the holder will have no rights as a stockholder of the Company (beyond those as an existing stockholder), including the right to vote or to receive dividends.  While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholder may, depending upon the circumstances, recognize taxable income if the Rights become exercisable for shares of Common Stock, other securities of the Company or other consideration, or for common stock of an acquiring company.

The Purchase Price is payable by certified check, cashier’s check, bank draft or money order or, if so provided by the Company, the Purchase Price following the occurrence of a Section 11(a)(ii) Event and until the first occurrence of a Section 13 Event may be paid in shares of Common Stock having an equivalent value.

Redemption

The Rights may be redeemed in whole but not in part, at a price of $0.001 per Right (payable in cash, Common Stock, or other consideration deemed appropriate by the Board of Directors) (the “Redemption Price”) by the Board of Directors only until the earliest of (i) such date as any Person becomes an Acquiring Person, or (ii) the expiration date of the Rights Agreement.  Immediately upon any action of the Board of Directors ordering the redemption of the Rights, the Rights will terminate and thereafter the only right of the holders of Rights will be to receive the Redemption Price.

Grandfathered Stockholder Provision

Notwithstanding the foregoing, with respect to any Person who or which, together with all Affiliates and Associates of such Person, is, as of August 24, 2009, the Beneficial Owner of 15% or more shares of Common Stock of the Company then outstanding (such person or persons being referred to in the Rights Agreement as a “Grandfathered Person”), the Distribution Date will not occur unless such Grandfathered Person has acquired beneficial ownership of shares of Common Stock representing 20% of the outstanding shares of Common Stock. However, in the event that any Grandfathered Person sells, transfers or otherwise disposes of any outstanding shares of Common Stock, the Grandfathered Percentage will become the lesser of the Grandfathered Percentage as in effect immediately prior to such transfer, or the percentage of outstanding shares of Common Stock that such Grandfathered Person beneficially owns immediately following such sale, transfer or disposition, plus an additional 1%.  In no event will the Grandfathered Percentage ever exceed 20%, and in the event that the Grandfathered Person becomes the beneficial owner of less than 15% of the outstanding shares of Common Stock, the Grandfathered Person will cease to be a Grandfathered Person and will be subject to all of the provisions of the Rights Agreement in the same manner as any Person who is not and was not a Grandfathered Person.

Exchange Feature

At any time after a person becomes an Acquiring Person and prior to the acquisition by such Acquiring Person of 50% or more of the outstanding shares of Common Stock, the Board of Directors of the Company may exchange the Rights (other than Rights owned by any Acquiring Person which have become void), in whole or in part, at an exchange ratio of one share of Common Stock per Right (subject to adjustment).

Independent Review

Following the adoption of the Rights Agreement, a committee comprised of independent members of the Company’s Board of Directors will review the Rights Agreement to determine whether the maintenance of the Rights Agreement continues to be in the best interests of the Company and its stockholders.  Such review will occur periodically, but at least every three years.

Amendments

Other than amendments that would change the Redemption Price or move to an earlier date the Final Expiration Date of the Rights, the terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, with appropriate exceptions for any person then beneficially owning a percentage of the number of shares of Common Stock then outstanding equal to or in excess of the new threshold, except that from and after the Distribution Date no such amendment may adversely affect the interests of the holders of the Rights.